SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-NASHUA CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       7/12/06            1,000-            6.7000
                       6/19/06            1,500-            6.7553
                       5/19/06              500-            7.1000
                       5/17/06              700-            7.0000
          GABELLI ADVISERS, INC.
                       7/07/06            1,000-            6.7049
                       7/06/06            1,000-            6.6559

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.